PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)                    REGISTRATION NO. 333-54662



                                 [LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                          Share         Primary
                   Name of Company                         Ticker        Amounts    Trading Market
                   ---------------                         ------        -------    --------------
Albertson's, Inc.                                           ABS             8            NYSE
Amazon.com, Inc.                                            AMZN            7         Nasdaq NMS
Best Buy Co., Inc.                                          BBY             6            NYSE
Costco Wholesale Corporation                                COST            8         Nasdaq NMS
CVS Corporation                                             CVS             7            NYSE
Federated Department Stores                                  FD             4            NYSE
Kohl's Corporation                                          KSS             6            NYSE
Limited Brands, Inc.                                        LTD             8            NYSE
Lowe's Companies, Inc.                                      LOW            14            NYSE
May Department Stores Company                               MAY             6            NYSE
RadioShack Corporation                                      RSH             3            NYSE
Safeway Inc.                                                SWY             9            NYSE
Sears, Roebuck and Co.                                       S              6            NYSE
Target Corporation                                          TGT            16            NYSE
The Gap, Inc.                                               GPS            16            NYSE
The Home Depot, Inc.                                         HD            40            NYSE
The Kroger Co.                                               KR            15            NYSE
The TJX Companies, Inc.                                     TJX            10            NYSE
Walgreen Co.                                                WAG            19            NYSE
Wal-Mart Stores, Inc.                                       WMT            36            NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.